EX-99.g.5

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

         This Amendment dated the ____day of ________________, 2003, by and between JNL Variable Fund LLC, JNL Variable Fund III LLC, JNL Variable Fund V LLC and JNLNY Variable Fund I LLC (each individually the "Fund") and Boston Safe Deposit and Trust Company (the "Custodian") to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement").

         WHEREAS, the Fund and the Custodian have entered into the Agreement;
and

         WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Fund and the Custodian wish to amend the Agreement and delete certain funds to the JNL Variable Fund LLC and the JNLNY Variable Fund I LLC and to remove JNL Variable Fund III and JNL Variable Fund V as parties to the Agreement. In addition, the name of the First Trust/JNL Global 15 Fund has been changed; and,

         WHEREAS, there has been a change in the officers of the Funds.

         NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix B of the Agreement in its entirety and substitute it with the Appendix B attached hereto.

2. To delete Appendix E of the Agreement in its entirety and substitute it with the Appendix E attached hereto.

3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4. The Fund and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or Custodian to this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                    JNL VARIABLE FUND LLC
                                    JNL VARIABLE FUND III LLC
                                    JNL VARIABLE FUND V LLC
                                    JNLNY VARIABLE FUND I LLC


                                    By: _______________________________
                                    Name:   Robert A. Fritts
                                    Title: President


                                    BOSTON SAFE DEPOSIT AND TRUST COMPANY


                                    By: _______________________________
                                    Name: _____________________________
                                    Title: ____________________________

                                   APPENDIX B

                                  FUND OFFICERS
                           (as of _____________, 2003)


        I, Thomas J. Meyer, the Secretary of the JNL Variable Fund LLC and JNL Variable JNLNY Variable Fund I LLC, each a Delaware limited liability company organized under the laws of Delaware (each individually, the "Fund"), do hereby certify that:

        The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Funds' governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name                                Position                  Signature

Andrew B. Hopping          Chairman of the Board
                                                        -----------------------------------

Robert A. Fritts           President and Chief
                           Executive Officer           -----------------------------------


Thomas J. Meyer            Vice President, Counsel
                           and Secretary                -----------------------------------


Mark D. Nerud              Vice President, Treasurer
                           and Chief Financial Officer  ----------------------------------


Susan S. Rhee             Assistant Secretary           -----------------------------------


                                            JNL VARIABLE FUND LLC
                                            JNLNY VARIABLE FUND I LLC

                                            By:
                                                     ---------------------------------------
                                                     Secretary
                                                     Dated:


                                   APPENDIX E

                                  LIST OF FUNDS
                        (as of ___________________, 2003)

                             JNL VARIABLE FUND LLC
                           JNLNY VARIABLE FUND I LLC

                            JNL/Curian Global 15 Fund